UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

825 Central Avenue Fort Dodge, Iowa 50501
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
Effective October 31, 2007, Paul F. Bognanno resigned as President and Chief Executive Officer of North Central Bancshares, Inc. (the “Company”).  In addition on that same effective date, Mr. Bognanno resigned as Chief Executive Officer of First Federal Savings Bank of Iowa (the “Bank”).  Mr. Bognanno will continue to serve as a Director of the Company and of the Bank.

(c)
Effective October 31, 2007, David M. Bradley was appointed President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.  Mr. Bradley previously served in these positions at the Company from the Company’s inception in December 1995 until July 1, 2007 and as Chief Executive Officer of the Bank from 1992 until July 1, 2007.  Mr. Bradley’s employment agreements between himself and the Company and Bank effective March 20, 1996 remain in effect.

Item 7.01. Regulation FD Disclosure

On October 31, 2007, the Company issued a press release announcing the resignation of Mr. Bognanno as its President and Chief Executive Officer.  This press release also announced the appointment of Mr. Bradley as President and Chief Executive Officer.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

The following exhibit is furnished with this Report:

Exhibit No.	Description

99.1	Press release issued by the Company on October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

By: /s/ David M. Bradley
Name: David M. Bradley
Title: President and Chief Executive Officer

Dated:  October 31, 2007